EXHIBIT 99.1
ImmunityBio Reports Continued Execution and Sales
Momentum With $113 Million of Preliminary Net Product
Revenue—a 700% increase year-over-year
•ANKTIVA® sales momentum continues to trend upward with full year preliminary net product revenue of approximately $113.0 million, a ~700% increase year over year
•The three-month period ending December 31, 2025, preliminary net product revenue of approximately $38.3 million, surpassing net product revenue of $31.8 million in the prior quarter, a 20% quarter over quarter increase and a 431% increase over the three-month period ended December 31, 2024
•ANKTIVA Unit Growth: 750% unit sales volume growth in 2025 compared to 2024
•Approval Updates: The Saudi FDA (SFDA) granted approval of ANKTIVA® in combination with immune checkpoint inhibitors for adults with metastatic non-small cell lung cancer (NSCLC) who have failed standard therapies — marking the Company’s first global approval for this indication and the first approval of ANKTIVA for subcutaneous administration
•The SFDA also approved ANKTIVA® in combination with BCG for patients with BCG-unresponsive non-muscle invasive bladder cancer carcinoma in situ (NMIBC CIS), adding to existing approvals in the U.S. and U.K., and conditional approval in the European Union
•Enrollment in the ongoing Phase 2b QUILT-2.005 trial evaluating ANKTIVA® plus intravesical BCG in first-line, BCG-naïve NMIBC is progressing ahead of internal expectations, with full enrollment anticipated in the first half of 2026
CULVER CITY, Calif., Jan. 15, 2026 — ImmunityBio, Inc. (NASDAQ: IBRX), a vertically-integrated commercial stage biotechnology company, announced today preliminary select operational results for the fiscal quarter and full year ending December 31, 2025. ImmunityBio reported preliminary net product revenue of approximately $38.3 million during the three-month period ending December 31, 2025, which represented an increase of 20% over the $31.8 million of net product revenue earned during the third quarter of 2025 and a 431% increase over the three-month period ended December 31, 2024. ImmunityBio continues to see increased sales momentum supporting a trend of increases quarter-over-quarter with a 54% quarter over quarter unit volume growth rate during FY 2025.
The Company ended the quarter with an estimated $242.8 million in cash, cash equivalents and marketable securities as of December 31, 2025.
“We delivered strong quarter-over-quarter revenue growth, reflecting accelerating adoption of ANKTIVA and the continued execution of our commercial strategy,” said Richard Adcock, President and CEO of ImmunityBio. “This momentum is further reinforced by the approval of ANKTIVA plus BCG in Saudi Arabia, building on existing approvals in the U.S. and U.K, as well as conditional approval in the EU.”

These amounts reflect the Company’s preliminary estimates based solely upon information available to it as of the date of this press release, and the amounts reported are not a comprehensive statement of its operating results or financial position as of December 31, 2025. Any actual amounts that the Company reports in its Annual Report on Form 10-K for the year ended December 31, 2025 will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its operating results and financial position for the fiscal quarter ended December 31, 2025 are finalized. As a result, these preliminary estimates may differ materially from the actual results that will be reflected in the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 when they are completed and publicly disclosed in its Annual Report on Form 10-K.
“The SFDA’s landmark approval of ANKTIVA in combination with a checkpoint inhibitor for non-small cell lung cancer marks the world’s first approval of an IL-15 superagonist used in combination with checkpoint therapy,” said Patrick Soon-Shiong, M.D., Founder, Executive Chairman and Global Chief Scientific and Medical Officer of ImmunityBio. “This approval also represents the first authorization for subcutaneous administration of ANKTIVA. Together with the continued advancement of our first-line NMIBC program, these milestones underscore the strength of our platform and position ImmunityBio for sustained growth as we work to redefine the standard of care across multiple cancers.”
About ImmunityBio
ImmunityBio is a vertically integrated commercial stage biotechnology company developing next-generation therapies that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. Designated an FDA Breakthrough Therapy, ANKTIVA is the first FDA-approved immunotherapy for non-muscle invasive bladder cancer CIS that activates NK cells, T cells, and memory T cells for a long-duration response. The Company is applying its science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases. For more information, visit ImmunityBio.com (Founder’s Vision) and connect with us on X (Twitter), Facebook, LinkedIn, and Instagram.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, commercial success of its products and product candidates, manufacturing capabilities, continued collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements regarding the Company’s expectations regarding its preliminary, unaudited financial results for the fiscal quarter and full year ending December 31, 2025, expectations regarding increased sales momentum, its cash, cash equivalents and marketable securities as of December 31, 2025, the expected impact of the approval of ANKTIVA in Saudi Arabia on the Company’s business, financial condition, potential regulatory pathways and the regulatory review process and timing thereof, the application of the Company’s science and platforms to treat cancers, immunotherapies and cell therapies and change the standard of care across multiple cancers, and the impact of the Saudi FDA approval on the Company’s ex-United States go to market strategy.
Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) risks and uncertainties regarding participation and enrollment and potential results from the clinical trial described herein, (ii) whether clinical trials will result in registrational pathways, (iii) whether clinical trial data will be accepted by regulatory agencies, (iv) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (v) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (vi) potential delays in product availability and regulatory approvals, (vii) ImmunityBio’s ability to retain and hire key personnel, (viii) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (ix) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (x) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xi) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xii) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 3, 2025, and the Company’s Form 10-Q filed with the SEC on November 5, 2025 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

ImmunityBio Contacts:
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1-858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1-415-290-8045
Sarah.Singleton@ImmunityBio.com
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